Exhibit 99.1

                                CREDIT AGREEMENT
                                ----------------

         AGREEMENT dated as of March 31, 2000, by and among MIDWAY AIRLINES CORPORATION, a Delaware corporation (the "Borrower") and REEDY CREEK INVESTMENTS, LLC, a limited liability company formed under the laws of North Carolina (the "Lender"). Certain capitalized terms used herein without definition are defined in ARTICLE XI of this Agreement.

         NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree (with reference to the foregoing Recitals) as follows:

I.       GENERAL TERMS

         SECTION 1.01.     REVOLVING CREDIT FACILITIES.

         (a) As of the date hereof, subject to the terms and conditions in this Agreement, the Lender has established in favor of the Borrower revolving credit facilities (the"Revolver") in the aggregate principal amount of Thirty Million Dollars $30,000,000 (the "Commitment", which shall expire on March 31, 2002 (the "Expiration Date"). During the Revolving Period and within the limits of the aggregate Commitment, the Borrower may borrow, repay and reborrow under this
SECTION 1.01.

         (b) Loans made under the Revolver are hereinafter sometimes referred to collectively as the "Advances". The aggregate principal amount of Advances made by the Lender as requested in any Request for Advances shall be (i) at least $1,000,000 and, if more, a multiple of $100,000, (ii) such lesser amount as equals the then unadvanced portion of the aggregate Commitment.

         (c) Notwithstanding the foregoing, the Commitment shall be permanently reduced to Ten Million Dollars ($10,000,000) upon the earlier of September 30, 2000 or prepayment from the net proceeds of a public equity offering.

         (d) The borrowing under this SECTION 1.01 shall be evidenced by the Borrower's Revolving Credit Note in the form attached hereto as SCHEDULE 1.01(d) (together with any additional Revolving Credit Notes issued to any assignee(s) of the Commitments under ARTICLE XIII or otherwise issued in substitution therefor, the "Notes"). The Notes are hereby incorporated by reference herein and made a part hereof.

         SECTION 1.02 PAYMENT OF THE NOTES. The Borrower shall pay to the Lender the outstanding principal amount under the Notes, together with all unpaid interest, fees and expenses payable thereunder or under this Agreement or any other Loan Document, without setoff, deduction or counterclaim, on the Expiration Date.

         SECTION 1.03. INTEREST ON THE NOTES.
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         (a) INTEREST RATE. Subject to the terms and conditions set forth in this SECTION 1.03, the interest rate for the outstanding principal balances from time to time of the Notes, or any portion thereof, shall be the applicable LIBOR Rate plus three percent (3%).

         (b) INTEREST PAYMENT DATES. Interest on the Loans shall be payable in arrears, without setoff, deduction or counterclaim, on the last day of the Interest Period applicable to such Loan and, until and at maturity, whether by reason of acceleration, prepayment, payment or otherwise.

         (c) COMPUTATIONS. Interest on LIBOR Loans shall be computed on the basis of the actual number of days elapsed over a 360-day year.

         (d)    EFFECT OF DEFAULTS, ETC.

                (i) At all times during the existence of any Event of Default arising under paragraph (b) or (c) of ARTICLE VIII of this Agreement, the outstanding principal under the Notes and, to the extent permitted by applicable law, overdue interest, fees or other amounts payable hereunder or under the other Loan Documents shall bear interest at a rate per annum equal to two percent (2.00%) above the interest rate or rates then applicable to such LIBOR Loans (computed on the basis of the actual number of days elapsed over a 360-day year).

                (ii) Nothing in this SECTION 1.03(d) shall affect the rights of the Lender to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence of an Event of Default.

         SECTION 1.04.  REQUESTS FOR ADVANCES.

         (a) REQUESTS FOR ADVANCES. Each request by the Borrower for Advances under the Revolver (other than any Advances made concurrently herewith) shall be made not later than 11:00 A.M. (New York City time) on the third Business Day prior to the proposed Borrowing Date, by telephonic notice to the Lender, confirmed no later than 11:00 A.M. (New York City time) on the next following Business Day by a written Request for Advances, in the form of SCHEDULE 1.04(a) (each, a "Request for Advances"), signed by a duly authorized representative of the Borrower and indicating (i) the date of such Advances, and (ii) the use of proceeds thereof, to the extent any such proceeds are not being used for working capital purposes. Each request for Advances shall be irrevocable and binding on the Borrower.

           SECTION 1.05 LOAN DISBURSEMENT. The Advances shall be made not later than 12:00 noon (New York City time), on the date specified for any Advances, the Lender shall make available the Advances on such date, by depositing the same in immediately available funds in the appropriate account or accounts of the Borrower and by disbursing such funds as indicated in writing in the related Request for Advances furnished prior to or, if applicable, on the date such Advances are proposed to be made.

           SECTION 1.06. PREPAYMENTS AND TERMINATION OR REDUCTION OF THE COMMITMENT.


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         (a) VOLUNTARY REDUCTIONS AND RELATED PREPAYMENTS. At any time prior to the Expiration Date, upon at least three (3) Business Days' written notice to the Lender (each, a "Prepayment Notice"), the Borrower may permanently terminate or permanently reduce the Commitment or reduce the amount of Advances outstanding thereunder without permanently terminating or permanently reducing the Commitment, without penalty or premium, provided as follows:

                (i) any such reduction shall be in an aggregate amount of not less than $1,000,000 or, if greater, an integral multiple thereof;

                (ii) simultaneously with each such reduction, the Borrower (A) shall pay any then accrued unpaid Commitment Fee on the terminated or reduced portion of the respective Commitment, (B) shall repay such amount, if any, of the aggregate principal amount of the respective Notes as shall be required to cause the outstanding principal balance thereunder to be less than or equal to the aggregate Commitments, after giving effect to such reduction, and (C) shall pay any indemnification payments due in accordance with SECTION 1.10 in respect of LIBOR Loans so prepaid.

Each Prepayment Notice shall specify the date fixed for such termination or reduction, the aggregate principal amount thereof and the aggregate principal amount of the applicable Notes, if any, required to be repaid hereunder on such date.

         (b) EQUITY ISSUANCE. The Borrower shall promptly prepay such amount of the Notes as necessary to reduce the amount of Advances outstanding to $10,000,000 from the net proceeds of a Public Offering Issuance which shall occur no later than September 30, 2000.

         (c) APPLICATION OF REDUCTIONS AND PREPAYMENTS. All prepayments of the Notes under this SECTION 1.06 (A) shall be made without set-off, deduction or counterclaim, and (B) unless otherwise specified in this SECTION 1.06, shall be applied first, to overdue interest, fees and expenses hereunder, and second, to pay principal of the Notes.

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         SECTION 1.07.  FEES.

         (a) COMMITMENT FEE. The Borrower shall pay to the Lender, a non-refundable fee (the "Commitment Fee") on the average daily unused portion of the Commitment from the date hereof to and including the earlier of the termination of the Commitment or the Expiration Date, at the rate of one half of one percent (1/2%) per annum (computed on the basis of the actual number of days elapsed over a 365 or 366-day year, as applicable), payable quarterly on each of March 31, June 30, September 30 and December 31, without setoff, deduction or counterclaim, with a final payment at the maturity of the Notes, whether by payment, prepayment, acceleration or otherwise.

         (b) FACILITY FEE. The Borrower shall pay to the Lender a non-refundable facility fee as specified in that certain commitment letter dated as of March 29, 2000 (the "Commitment Letter").

         SECTION 1.08.  REQUIREMENTS OF LAW.

         (a)    In the event that any Regulatory Change shall:

                (i) change the basis of taxation of any amounts payable to the Lender under this Agreement or the Notes in respect of any Loans, including without limitation LIBOR Loans (other than taxes imposed on the net income of such Lender);

                (ii) impose any other conditions affecting this Agreement in respect of Loans.

and the result of any of the foregoing shall be to increase the Lender's costs of making or maintaining any Loans, including without limitation LIBOR Loans or any Commitment, or to reduce any amount receivable by the Lender hereunder in respect of any its LIBOR Loans or any Commitment, in each case only to the extent that such additional amounts are not included in the LIBOR Base Rate applicable to such Loans, then the Borrower shall pay on demand to the Lender, and from time to time as specified by the Lender, such additional amounts as the Lender shall reasonably determine are sufficient to compensate such Lender for the increased cost or reduced amount receivable.

         (b) If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by the Lender to the Borrower shall be delivered to the Borrower promptly after the incurrence of such additional amounts and shall be presumed correct in the absence of manifest error. The covenants contained in this Section shall survive the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of the Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation thereunder. In the event that any of the losses or payments for which the Lender is compensated under this SECTION 1.08 are reimbursed or otherwise restored to the

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Lender for any reason, including the rescission, nullification or retroactive modification of any such Regulatory Change, the Lender shall reimburse the Borrower accordingly as soon as reasonably practicable.

         SECTION 1.09.  TAXES.

         (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"); provided, however, that the term "Taxes" shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on the Lender, as a result of a present or former connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and the Lender other than that arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under the Notes, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower in respect of this Agreement or the Notes, as promptly as possible thereafter the Borrower shall send to the Lender, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. If, after any payment of Taxes by the Borrower under this Section, any part of any Tax paid by the Lender is subsequently recovered by the Lender, the Lender shall reimburse the Borrower to the extent of the amount so recovered. A certificate of an officer of the Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of manifest error, be conclusive. The Lender shall use reasonable efforts to notify the Borrower of (i) unpaid Taxes, if any, owed by the Borrower which are subject to this SECTION 1.09 and (ii) the attempts by the Lender, if any, to obtain abatements of any such Taxes and the receipt by the Lender of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

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         SECTION 1.10. INDEMNIFICATION. The Borrower shall pay to the Lender, upon the request of the Lender delivered to the Borrower, such amount or amounts as shall compensate the Lender for any loss, cost or expense incurred by the Lender (as reasonably determined by the Lender) as a result of:

         (a) any payment or prepayment of any LIBOR Loan held by the Lender on a date other than the last day of the Interest Period for such LIBOR Loan (including without limitation any such payment or prepayment required under SECTION 1.04 or 1.06); or

         (b) any failure by the Borrower to borrow or continue a LIBOR Loan on the date for such borrowing specified in the relevant Request for Advances under
SECTION 1.04 or otherwise.

         Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, or continued, for the period from the date of such prepayment or of such failure to borrow, or continue to the last day of such Interest Period (or, in the case of a failure to borrow, or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by the Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by the Lender of the amount of any such loss or expense, when set forth in a written notice delivered to the Borrower, containing the Lender's calculation thereof in reasonable detail, shall be presumed correct in the absence of manifest error.

         SECTION 1.11. PAYMENTS UNDER THE NOTES. All payments and prepayments made by the Borrower of principal of, and interest on, the Notes and other sums and charges payable under this Agreement, including without limitation the Commitment Fee and any payments under SECTIONS 1.08, 1.10 and 1.11, shall be made in immediately available funds to the Lender as provided herein or in the Commitment Letter, not later than 2:00 P.M. (New York City time), on the date on which such payment shall become due. The failure by the Borrower to make any such payment by such hour shall not constitute a default hereunder so long as payment is received later that day, provided that any such payment made after 2:00 P.M. (New York City time), on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. The Borrower shall, at the time of making each payment under this Agreement or the Notes, specify to the Lender the Notes or amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to so specify, or if an Event of Default has occurred and is continuing, the Lender may distribute such payments in such manner as the Lender may direct or, absent such direction, as it determines to be appropriate. Except as otherwise provided in the definition of "Interest Period" with respect to LIBOR Loans, if any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period.

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         SECTION 1.12. SET-OFF, ETC. The Borrower agrees that, in addition to
(and without limitation of) any right of set-off, bankers' lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset amounts owed to the Borrower against any principal of or interest on the Notes held by the Lender or other fees or charges owed to the Lender hereunder which are not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         SECTION 1.13. REPLACEMENT OF NOTES. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower, or in the case of any such mutilation, upon the surrender of such Note for cancellation, the Borrower will execute and deliver, in lieu of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.

II.  SECURITY; USE OF PROCEEDS

         SECTION 2.01.  SECURITY FOR THE OBLIGATIONS; ETC.

         (a) The Borrower's obligations hereunder and under the Notes shall be secured at all times, by a first priority perfected security interest in and lien upon certain presently owned and hereafter acquired tangible personal property of the Borrower, subject only to any prior Liens expressly permitted under this Agreement.

         (b) SECURITY DOCUMENTS. All agreements and instruments described or contemplated in this Section 2.01, together with any and all other agreements and instruments heretofore or hereafter securing the Notes and the Borrower's obligations hereunder or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document". The Borrower agrees to take such action as the Lender may reasonably request from time to time in order to cause the Lender to be secured at all times as described in this Section.

         SECTION 2.02. USE OF PROCEEDS. Advances shall be used for working capital and capital expenditure requirements, including but not limited to, the funding of pre-delivery deposits due to aircraft manufacturers, capital expenditures and general working capital items.

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III.     CONDITIONS OF MAKING THE LOANS

         SECTIONS 3.01. CONDITIONS TO THE FIRST ADVANCES. The obligations of the Lender to enter into this Agreement and to make the first Advances to the Borrower for working capital purposes on the Closing Date are subject to the following conditions:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower and its Affiliates set forth in this Agreement and in the Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the Closing Date and the Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the Borrowing Date of such Advances.

         (b) LOAN DOCUMENTS AND ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, the Borrower shall have executed and/or delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate Persons), the following:

                (i)  The Notes;

                (ii) All of the Security Documents, including without limitation all Uniform Commercial Code Financing Statements and Termination Statements required by the Lender or its counsel in connection with the Borrower's compliance with the provisions of SECTION 2.01;

                (iii)Certified copies of the resolutions of the Board of Directors of the Borrower, authorizing the execution and delivery of the Loan Documents to which it is a party;

                (iv) A copy of the Certificate or Articles of Incorporation of the Borrower, with any amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower;

                (v) To the extent requested by the Lender, copies of all Licenses, all other material governmental licenses, franchises and permits, all material third party consents and all other material leases, contracts, agreements, instruments and other documents specified in SCHEDULES 4.04, 4.07, 4.08, 4.14, AND 4.15; and

                (vi) Such other supporting documents and certificates as the Lender may reasonably request from time to time.

         (c) NO MATERIAL ADVERSE CHANGE. As of the date hereof and as of the Closing Date, since December 31, 1999, no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.03 ALL LOANS. The obligations of the Lender to make any Advances are subject to the following conditions:
         (a) All warranties and representations set forth in this Agreement shall be true and correct in all material respects as of the date such Advances are made, except to the extent they relate

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specifically to an earlier date or are affected by transactions occurring after the date hereof and permitted hereunder.

         (b) After giving effect to such Advances, no Default shall have occurred and be continuing. Each telephonic or written request for such Loans shall constitute a representation to such effect as of the date of such request and as of the date of such borrowing.

         (c) No event(s) shall have occurred, and no circumstance(s) shall exist, which individually or in the aggregate with other such circumstances or events, has had a Material Adverse Effect.

         (d) The Lender shall have received a properly completed Request for Advances.

IV. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender as follows:

         SECTION 4.01. FINANCIAL STATEMENTS. The Borrower has heretofore furnished to the Lender the audited balance sheets and related statements of operations, stockholders' or members' equity and cash flow of the Borrower for the fiscal year ended December 31, 1999 (the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP. Since the respective dates of the most recent financial statements of the Borrower delivered to the Lender, there has been no material adverse change in the assets, properties, business or condition (financial or otherwise) of the Borrower and no dividends or distributions have been declared or paid by the Borrower. The Borrower had no contingent obligations, liabilities for taxed or unusual forward or long-term commitments except as specified in its financial statements.

         SECTION 4.02. ORGANIZATION, QUALIFICATION, ETC. The Borrower (a) is a corporation duly organized validly existing and in good standing under the laws of its state of organization, (b) has the power and authority to own its properties and to carry on its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other agreements and instruments contemplated hereby and thereby, (d) is duly qualified to transact business in North Carolina and Florida and in each other jurisdiction where the failure to be so qualified would have a Material Adverse Effect, and (e) has no Subsidiaries.

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         SECTION 4.03. AUTHORIZATION; COMPLIANCE; ETC. The execution and delivery of, and performance by the Borrower of its obligations under, this Agreement, the Notes, the Security Documents and the other agreements and instruments relating thereto (all of the foregoing being hereinafter referred to collectively as the "Transaction Documents") have been duly authorized by all requisite corporate action and will not violate any provision of law, any order, judgment or decree of any court of other agency of government, including without limitation the FAA, the charter documents or bylaws of the Borrower or any indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower is bound, or result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Borrower pursuant to, any such indenture, agreement or instrument that would have a Material Adverse Effect. Each of the Transaction Documents constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.

         SECTION 4.04.  GOVERNMENTAL AND OTHER CONSENTS, ETC.

         (a) Except for filings and recordings required under SECTION 2.01 and the Security Documents and except as set forth in SECTION 4.04(b), the Borrower is not required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority (including without limitation the FAA, or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Transaction Documents. Except as set forth in such SECTION 4.04(b), all consents, approvals and authorizations described therein have been duly granted and are in full force and effect on the date hereof and all filings described therein have been properly and timely made.

         (b) Notwithstanding the foregoing, (i) from time to time, the Borrower may be required to obtain certain authorizations of or to make certain filings with the FAA which are required in the ordinary course of business, (ii) copies of certain documents, including without limitation certain Transaction Documents, may be required to be filed with the FAA, (iii) the FAA must be notified of the consummation of any assignments or transfers of control of FAA authorizations, and (iv) prior to the exercise of certain rights or remedies under the Loan Documents by the Lender, FAA consents and notifications with respect to such exercise may be required to be timely obtained or made.

         SECTION 4.05. LITIGATION. There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency (including without limitation the FAA), pending or, to the knowledge of the Borrower, threatened (nor is any basis therefore known to the Borrower), as of the date hereof (a) which questions the validity of any of the Transaction Documents, or any action taken or to be taken pursuant hereto or thereto, in a manner or to an extent which would or could reasonably be expected to have a Material Adverse Effect, or (b) against the

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Borrower which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.

         SECTION 4.06. COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower is not in violation of any provision of its corporate charter or by-laws or of any material indenture, agreement or instrument to which it is a party or by which it is bound or, to the best of the Borrower's knowledge and belief, of any provision of law or regulation, the violation of which could have a Material Adverse Effect, or any order, judgment or decree of any court or other agency of government (including without limitation the FAA) which could have a Material Adverse Effect. The Borrower has filed material reports and other submissions required to be filed with the FAA.

         SECTION 4.07. LICENSES, ETC. The Borrower possesses all Licenses and all copyrights, licenses, trademarks, service marks, trade names and other contract rights, including agreements with public utilities, use, access or rental agreements, utility easements, that are necessary for the operation of the Borrower, except to the extent the absence thereof would not have a Material Adverse Effect. Each of such Licenses, copyrights, licenses, patents, trademarks, service marks, trade names and other rights and agreements is in full force and effect (or will be as of the date this representation is reconfirmed) and no material default has occurred and is continuing (or will have occurred and be continuing, as of the date this representation is reconfirmed) thereunder. None of the FAA Licenses is the subject of a pending license renewal application and the Borrower has no reason to believe that any of such FAA Licenses will be revoked or will not be renewed in the ordinary course.

         SECTION 4.08. TITLE TO PROPERTIES; CONDITION OF PROPERTIES. The Borrower has good title to all of its properties and assets free and clear of all mortgages, security interests, restrictions, liens and encumbrances of any kind, including without limitation liens or encumbrances in respect of unpaid taxes (collectively, "Liens"), except liens and encumbrances contemplated by and permitted under this Agreement.

         (b) The Borrower enjoys quiet possession under all leases to which it is a party as lessee, and all of such leases are valid, subsisting and in full force and effect. None of such leases contains any provision restricting the incurrence of indebtedness by the lessee. The Borrower owns no real estate.

         SECTION 4.09. SOLVENCY. The Borrower is Solvent. The Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

         SECTION 4.10. FULL DISCLOSURE. No statement of fact made by or on behalf of any of the Borrower in this Agreement, the Security Documents or in any certificate or schedule furnished to the Lender pursuant hereto or thereto contains any untrue statement of a material fact.

         SECTION 4.11. MARGIN STOCK. The Borrower does not own or have any present intention of acquiring any "margin stock" within the meaning of Regulation U (12 CFR Part 221), of the Board of Governors of the Federal Reserve System (herein called "Margin Stock").

         SECTION 4.12. TAX RETURNS. The Borrower has timely filed all federal, state and local tax and information returns required to be filed, and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

         SECTION 4.13. PENSION PLANS, ETC. Neither the Borrower nor any member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans,
(ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under Section 4201 of ERISA for withdrawal or partial withdrawal from a multi-employer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.

         SECTION 4.13. MATERIAL AGREEMENTS. The Borrower has filed in a timely way all reports and exhibits hereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

         SECTION 4.15. BROKERS, ETC. The Borrower is not under any obligation to pay any broker's fee, finder's fee or commission in connection with the Loans contemplated by this Agreement.

         SECTION 4.16.  ENVIRONMENTAL COMPLIANCE.

         (a) To the Borrower's knowledge, all real property leased or owned, by the Borrower (the "Properties") and their existing and, to the Borrower's knowledge, prior uses and activities thereon, including but not limited to, the use, maintenance and operation of each of the Properties and all activities of the Borrower in conduct of business related thereto comply and have at all times complied with all Environmental Laws the violation of which could reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower has not engaged, and to the Borrower's knowledge, no previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials in violation of any Environmental Law that could reasonably be expected to have a Material Adverse Effect.

         (c) To the Borrower's knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law that in either case could reasonably be expected to have a Material Adverse Effect.

         (d) No notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties has been received by the Borrower or, to the best of the Borrower's knowledge, any prior owner or occupant of any of the Properties that could reasonably be expected to have a Material Adverse Effect.

         (e) The Borrower has all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority for activities on any of the Properties, except to the extent that the absence of any such permit or license could not reasonably be expected to have a Material Adverse Effect, and are in material compliance with the terms and conditions of such permits and licenses except to the extent failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. To the Borrower's knowledge, such permits or licenses are in full force and effect.

         (f) No portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any Federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.

         SECTION 4.17. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.18. LABOR MATTERS. The Borrower is not experiencing any strike, or, to the knowledge of Borrower, any labor dispute, slow down or work stoppage due to labor disagreements; and to the knowledge of the Borrower, there is no such strike, dispute, slow down or work stoppage threatened against the Borrower, which could reasonably be expected to have a Material Adverse Effect.

V.       [Intentionally omitted].

VI. AFFIRMATIVE COVENANTS. The Borrower hereby covenants and agrees to and with the Lender that, so long as the Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or hereafter arising, the Borrower shall:

         SECTION 6.01.  PRESERVATION OF ASSETS; COMPLIANCE WITH LAWS, ETC.

         (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence as a corporation all material rights, licenses, permits and franchises (including all Licenses) and comply in every material respect with all laws and regulations applicable to it and all material agreements to which it is a party, the violation of which could reasonably be expected to have a Material Adverse Effect;

         (b) at all times maintain, preserve and protect all material trade names and proprietary rights; and

         (c) preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all needful and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course in a manner substantially consistent with past practices.

         SECTION 6.02. INSURANCE. Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses; maintain public liability, business interruption, and workers' compensation insurance insuring such Borrower to the extent customary (and as permitted under applicable law) with respect to companies conducting similar businesses, all by financial sound and reputable insurers and furnish to the Lender satisfactory evidence of the same and notify the Lender of any material change in the insurance maintained on its properties after the date hereof and furnish the Lender satisfactory evidence of any change; maintain insurance with respect to its facilities and related equipment in an amount equal to the full replacement cost thereof.

         SECTION 6.03. TAXES, ETC. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any party thereof, before the same shall become in default, as well as all lawful claims for labor, materials or supplies or otherwise, which, if unpaid, would become a lien or charge upon such properties or any part thereof; provided that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim, so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.

         SECTION 6.04. NOTICE OF PROCEEDINGS, DEFAULTS, ADVERSE CHANGE, ETC. Promptly (and in any event within five (5) days after the discovery by the Borrower thereof) give written notice to the Lender of (a) any proceedings instituted or threatened against it by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local, including without limitation the FAA, which could reasonably be expected to have a Material Adverse Effect; (b) any material misrepresentation, breach of warranty or covenant or other default under any material agreement; (c) any notices of default received by the Borrower (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises or any other material agreement to which it is a party, or (ii) any alleged default with respect to, or acceleration or other action under any evidence of material Indebtedness of the Borrower or any mortgage, indenture or other agreement relating thereto; (d) (i) any notice of any violation or administrative or judicial complaint or order filed or to be filed against the Borrower and/or any real property owned or leased by its alleging any material violations of any law, ordinance and/or regulation or requiring it to take any action in connection with the release anc/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that any company is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (e) any event of dissolution; (f) any change in the condition, financial or otherwise, of the Borrower which could reasonably have a Material Adverse Effect; or (g) the occurrence of any Default or the occurrence of any event which, upon notice or lapse of time or both, would constitute such a Default.

SECTION 6.05. FINANCIAL STATEMENTS REPORTS.  Furnish to the Lender:

         (a) Within one hundred twenty (120) days after the end of each fiscal year, the consolidated and consolidating (or, if applicable, combined and combining balance sheets and statements of income, stockholders' or members' equity (as applicable) and (only in consolidated form) cash flows of the Borrower and all of its Subsidiaries, together with supporting schedules in form and substance reasonably satisfactory to the Lender, audited by independent certified public accountants of national reputation (the "Accountants"), the opinion to be unqualified, showing the financial condition of the Borrower and all of its Subsidiaries at the close of such fiscal year and the results of operations during such year; provided that so long as the Borrower is subject to the reporting provisions of the Securities and Exchange Act of 1934, a copy of Borrower's Annual Report on Form 10-K will satisfy this requirement.

         (b) Within forty-five (45) days after the end of each quarter in each fiscal year, commencing with the fiscal quarter ending March 31, 2000, the consolidated (or, if applicable, combined) balance sheets and statements of income, stockholders' or members' equity (as applicable) and cash flows of the Borrower and all of its Subsidiaries, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by the Borrower in accordance with GAAP (except for the absence of notes), such balance sheets to be as of the close of such quarter, and such statements of income, stockholders' or members' equity and cash flow to be for the quarter then ended and the period from the beginning of the then current fiscal year to the end of such quarter (in each case subject to normal audit and year-end adjustments); provided that so long as the Borrower is subject to the reporting provisions of the Securities and Exchange Act of 1934, a copy of any of Borrower's quarterly reports on Form 10-Q will satisfy this requirement.

         (c) Concurrently with the delivery of any annual financial statements required by SECTION 6.05(a) and any quarterly financial statements required by
SECTION 6.05(b), a report in the form of SCHEDULE 6.05 attached hereto (or otherwise in a form satisfactory to the Lender) signed on behalf of the Borrower by an Authorized Officer as to the fact that such Person has examined the provisions of this Agreement and that no Event of Default nor any event which upon notice or lapse of time, or both, would constitute such an Event of Default has occurred and is continuing;

         (d) Promptly, and in any event within five (5) days, after the Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are or may not be sufficient assets to convert the plan's benefit liabilities as required by
Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;

         (e) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition as the Lender may reasonably request.

         SECTION 6.06. INSPECTION. Permit employees, agents and representatives of the Lender to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof. In connection with any such inspections, the Lender will use reasonable efforts to avoid an unreasonable disruption of the Borrower's businesses and will give reasonable advance notice thereof (provided, however, that during the existence of a Default, such notice will be provided only if circumstances reasonably warrant).

         SECTION 6.07. ACCOUNTING SYSTEM. Prepare its financial statements in accordance with generally accepted accounting principles and maintain a fiscal year ending December 31.

         SECTION 6.08. ADDITIONAL ASSURANCES. From time to time hereafter:

         (a) execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Lender shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents.

         (b) upon the exercise by the Lender of any power, right, privilege or remedy pursuant this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Lender may be so required to obtain; and

         (c) use reasonable efforts to obtain any consents form any Governmental Authorities and other Persons necessary to create and perfect a valid and enforceable first priority lien on the Collateral, so that, to the maximum extent practicable, the lien of the Lender created therein pursuant to the Security Documents will be a valid and enforceable first priority.

Nothing contained in this SECTION 6.08 shall constitute a waiver of any Event of Default arising from the Borrower's failure to locate, deliver and/or file or record any Security Document, any consent of any Governmental Authority or other Person or any other document required under this Agreement, it being acknowledged and agreed, however, that the Lender has assumed the Borrower's obligations to file the Uniform Commercial Code financing statements required to be executed, delivered and filed hereunder.

         SECTION 6.09.  COMPLIANCE WITH ENVIRONMENTAL LAWS.

         (a) Comply in all material respect with all Environmental Laws and not generate store, handle, process, dispose of or otherwise use and not generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or result in imposition on the Borrower or the Lender or any of the Properties of any material liability or lien of any nature whatsoever under any Environmental Law.

         (b) Notify the Lender promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to the Lender copies of any notices received by the Borrower relating to any alleged violation of any Environmental Law and pay when due any fine or assessment against the Lender, the Borrower or any of the Properties relating to any Environmental Law or the Borrower, unless payment of the same is being contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect thereto.

         (c) If at any time it is determinated that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, and such requirement has been violated then, within thirty (30) days after receipt of written notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from the Lender, take, at its sole cost and expense, such actions as may be necessary to comply in all material respects with any applicable Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to comply in all material respects with any and all applicable Environmental Laws. Nothing herein shall prohibit the Borrower from asserting any good faith defenses against the government in any governmental demands.

         (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Borrower or for which the Borrower is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material in violation of an Environmental Law, then, within thirty (30) days from the date that the Borrower is first given written notice that such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is reasonably satisfactory in all respects to the Lender and is sufficient to effect a complete discharge of such lien on the Properties.

         (e) Perform any and all Remedial Work necessary under all Environmental Laws applicable (now or in the future) to the Borrower.

VII. NEGATIVE COVENANTS. The Borrower covenants and agrees that, so long as the Lender has any obligation to extend credit to the Borrower hereunder, and for so long thereafter as there remains outstanding any portion of any Obligation, whether now existing or arising hereafter, unless the Lender shall otherwise consent in writing, the Borrower will not, directly or indirectly:

         SECTION 7.01. INDEBTEDNESS. Incur, create, assume become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

         (a) Indebtedness of the Borrower to the Lender hereunder and under the Notes;

         (b) Indebtedness existing on the date hereof provided however, that the terms of such indebtedness shall not be modified or amended in any material respect, nor shall payment thereof be extended, without the prior written consent of the Lender;

         (c) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business; and

         (d) Indebtedness set forth in SCHEDULE 7.01, and, Indebtedness under Capital Leases and purchase money Indebtedness relating to the purchase price of aircraft and equipment to be used in the Borrower's businesses in the aggregate principal amount of not more than $5,000,000 outstanding at any time.

         SECTION 7.02. LIENS. Create, incur, assume, suffer or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or ownership interests, now or hereafter owned, other than:

         (a) liens securing the payment of taxes, either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;

         (b) deposits under workers' compensation, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or similar bonds arising in the ordinary course of business;

         (c) liens existing on the date hereof or as contemplated on SCHEDULE 7.01.

         (d) liens against the Borrower imposed by law, such as vendors', carriers', lessors', warehouser's or mechanics' liens, incurred by it in good faith in the ordinary course of business;

         (e) liens arising out of a prejudgment attachment, a judgment or award against it with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (k) or (l) of ARTICLE VIII;

         (f) liens in favor of the Lender securing the Notes or the other obligations of the Borrower to the Lender hereunder;

         (g) liens against the Borrower arising under or securing Capital Leases and liens or mortgages securing purchase money Indebtedness described in SECTION 7.01(d), provided that the obligation secured by any such lien shall not exceed one hundred percent (100%) of the lesser of cost or fair market value as of the time of the acquisition of the property covered thereby and that each such lien or mortgage shall at all times be limited solely to the item or items of property so acquired; and

         (h) restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by the Borrower of such properties and assets in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.

         SECTION 7.03 DISPOSITION OF ASSETS; ETC. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as "asset swaps") (all of the foregoing being referred to herein as a "Disposition"), except for Dispositions made in the ordinary course of business (including the Disposition, without replacement, of equipment which is obsolete or no longer needed by the Borrower in the conduct of their businesses and the replacement of equipment with other equipment of at least equal utility and value (provided that the Lender's lien upon such newly acquired equipment shall have the same priority as the Lender's lien upon the replaced equipment subject to any prior liens permitted by SECTION 7.02(g)).

SECTION 7.04.  FUNDAMENTAL CHANGES.

         (a) (i) Form any subsidiary or otherwise change the capital structure or organization of the Borrower, other than in connection with a Public Offering Issuance, (ii) permit or suffer any amendment of its charter or other aforementioned documents which could have a Material Adverse Effect; (iii) dissolve, liquidate, or otherwise acquire all or any substantial portion of the ownership interests or assets or properties of any corporation, other or other entity or any other material assets, other than pursuant to purchases of inventory and supplies in the ordinary course of business; (iv) repurchase any shares of capital stock; or (vi) issue any additional shares of capital stock, except for securities (A) in respect of which the issuing company has no obligation to redeem or to pay cash distributions or dividends, and (B) the issuance of which does not result in an Event of Default.

         SECTION 7.05. SALE AND LEASEBACK. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.

         SECTION 7.06. INVESTMENTS. Except for Permitted Investments, purchase, invest in or otherwise acquire or hold securities, including, without limitation, capital stock and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person (each, as "Investment").

         SECTION 7.07. CHANGE IN BUSINESS. Engage, directly or indirectly, in any business other than the types of businesses in which it is currently engaged and activities related thereto.

         SECTION 7.08. ACCOUNTS RECEIVABLE. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower with or without recourse, except for collection (including endorsements) in the ordinary course of business.

         SECTION 7.09. AMENDMENT OF CERTAIN AGREEMENTS, ETC. (a) Amend, modify or terminate any FAA License, if the effect thereof would be to increase materially the obligations of the Borrower thereunder, or (b), in any event, subject to applicable law, elect to terminate any License Agreement.

         SECTION 7.10. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.

         SECTION 7.11. MARGIN STOCK. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.

         SECTION 7.13. NEGATIVE PLEDGES, ETC. Enter into any agreement (excluding this Agreement or any other Transaction Document) prohibiting (a) the Borrower from amending or otherwise modifying this Agreement or any other Transaction Document, or (b) the creation or assumption of any lien upon the properties, revenues or assets of the Borrower, whether now owned or hereafter acquired.

VIII. DEFAULTS. In each case of happening of any of the following events (each of which is herein sometimes called an "Event of Default"):

         (a) any representation or warranty made by or on behalf of the Borrower in this Agreement or the Security Documents, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder, shall prove to be false or misleading in any material respect when made or reconfirmed and shall remain material at the time in question and shall not be remedied within thirty (30) days after notice thereof has been given to Borrower by Lender, unless such incorrectness is curable and Borrower shall, after delivery of such notice, be diligently proceeding to correct such failure and shall in fact correct such failure 135 days after the delivery of such notice;

         (b) default in the payment or mandatory prepayment of any installment of the principal of any Note or any payment of any installment of the principal of any other indebtedness of the Borrower to the Lender when the same shall become due and payable pursuant to SECTION 1.06(B), and otherwise within ten
(10) days following the time when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (c) default in the payment of any installment of any interest on any Note, or any premium or fee or any other indebtedness of the Borrower to the Lender for more than ten (10) days after the date when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or by acceleration or otherwise;

         (d) default in the due observance or performance by, or compliance with, any Person other than the Lender of any covenant or agreement contained in SECTIONS 6.02, 7.03, 7.04 and 7.07 of this Agreement;

         (e) default in the due observance or performance of, or compliance with, any other covenant, condition or agreement, on the part of any Person other than the Lender to be observed or performed pursuant to the terms of this Agreement or pursuant to the terms of any Security Document entered into with the Lender which default is not referred to in paragraphs (a) through (d), inclusive, of this ARTICLE VIII and which default shall continue unremedied for thirty (30) days after the earlier to occur of (i) the Borrower's actual discovery of such default, or (ii) written notice thereof from the Lender to the Borrower, provided, however, that if any such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof; and provided that if the failure is curable and the Borrower shall be diligently proceeding to correct such failure and shall in fact correct such failure within 135 days after the earlier to occur of (i) and (ii) above, the same shall not be deemed an Event of Default;

         (f) any default with respect to any other evidence of Indebtedness of the Borrower (other than to the Lender hereunder) for borrowed money, or default under any agreement giving rise to monetary remedies, if the effect of such default or exercise of remedies results in an acceleration of such Indebtedness or obligation; provided, however, that the aggregate amount of such indebtedness or obligation is in excess of $5,000,000;

         (g) [Intentionally omitted].

         (h) the Borrower shall lose, fail to keep in force, suffer the termination, suspension or revocation of or terminate, forfeit or suffer a material adverse amendment to any material FAA License held by it;

         (i) the Borrower shall (i) discontinue its business, (ii) permit an event of dissolution to occur, (iii) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (iv) admit in writing its inability to pay its debts as they mature, (v) make a general assignment for the benefit of creditors, (vi) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (vii) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;

         (j) there shall be filed against the Borrower, an involuntary petition seeking reorganization of such company or the appointment of a receiver, trustee, custodian or liquidator of such company or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect and such involuntary petition shall not have been dismissed within ninety (90) days thereof;

         (k) final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Borrower exceeds $5,000,000 (exclusive of amounts covered by insurance or actually contributed in cash by third party obligors with respect to such judgments) shall be rendered against the Borrower, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Lender) for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed;

         (l) the occurrence of any attachment of any property of the Borrower in the hands or possession of the Lender, or the occurrence of any attachment of any other property of the Borrower in an amount which, when aggregated with all other attachments against the Borrower exceeds $5,000,000 and which shall not be discharged within sixty (60) days of the date of such attachment; or

         (m) any material Security Document shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any security interest(s) or lien(s) granted pursuant thereto which is, or are in the aggregate, material shall fail to be perfected, or any party thereto other than the Lender shall contest the validity of any material lien(s) granted under, or shall disaffirm its obligations under, any material Security Document;

then and upon every such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Lender, the Commitment shall terminate and the Notes and any and all other Indebtedness of the Borrower to the Lender shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Notes or other evidence of such indebtedness to the contrary notwithstanding (except in the case of an Event of Default under paragraph (j) or (k) of this ARTICLE VIII which, under applicable law, would result in the automatic acceleration of the Borrower's Indebtedness, in which event the Commitments shall automatically terminate and such Indebtedness shall automatically become due and payable).

IX.      REMEDIES ON DEFAULT, ETC.

         (a) GENERAL REMEDIES. In case any one or more Events of Default shall occur and be continuing, the Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, any Security Document or the Notes, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of
ARTICLE XII. No right conferred upon the Lender hereby or by any Security Document or the Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

         (b) CONSENT TO RECEIVER. Without limiting the generality of the foregoing or limiting in any way the rights of the Lender under the Security Documents or otherwise under applicable law, at any time after the occurrence, and during the continuance, of an Event of Default arising under paragraph (b) or (c) of ARTICLE VIII, the Lender, shall be entitled to apply for and have a receiver or receiver and manager appointed under state or Federal law of the United States by a court of competent jurisdiction in any action taken by the Lender to enforce its rights and remedies hereunder and under the Security Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the businesses of the Borrower, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated.

XI.      DEFINITIONS

         As used herein the following terms have the following respective meanings:

         ACCOUNTANTS.  See SECTION 6.05.

         ADVANCE(S).  See SECTION 1.01(b).

         AFFILIATE(S). With respect to any Person, any other Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower was issuing securities.

         AUTHORIZED OFFICER. With respect to any certificate, agreement or other document to be executed by or on behalf of any company president, chief financial officer, vice president or treasurer of such Company, who shall, in any event, be an officer duly authorized by all required action of such company to execute and deliver such document.

         BORROWER.  See the PREAMBLE.

         BORROWING DATE. With respect to any Advances requested hereunder, the date such Advances are to be made.

         BUSINESS DAY. Any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the transaction of a substantial part of their commercial banking business; and that is also a day for trading by and between banks in U.S. Dollar deposits in the London interbank market.

         CAPITAL LEASE. Any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be capitalized on the lessee's balance sheet or for which the amount of the asset and liability thereunder if not so capitalized should be disclosed in a note to such balance sheet.

         CAPITAL LEASE OBLIGATIONS. All obligations of the Borrower to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on the Borrower's balance sheet under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

         CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.)

         CLOSING DATE. The date as of which all of the conditions to the first Advances have been satisfied.

         CODE. The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         COLLATERAL. Collectively, any and all collateral referred to herein and in the Security Documents.

         COLLATERAL ACCOUNT. See SECTION 1(d) of each of the Security
         Agreements.

         COMMITMENT.  See SECTION 1.01(a).

         COMMITMENT FEE.  See SECTION 1.07.

         COMMITMENT LETTER.  See SECTION 1.07.

         CONTROLLED GROUP. All trades or businesses (whether or not incorporated) under common control that, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.

         COPYRIGHT OFFICE. The United States Copyright and Trademark Office or any other federal government agency which may hereafter perform its functions.

         DEFAULT. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         DISPOSITION.  See SECTION 7.03.

         DOLLARS AND $. Lawful money of the United States of America.

         ENVIRONMENTAL LAWS. Any and all Federal, state, local and foreign laws, rules or regulations, and any judicial or administrative orders or decrees, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

         ERISA.  The Employee Retirement Security Act of 1974, as amended.

         EVENT OF DEFAULT.  See ARTICLE VIII.

         EXPIRATION DATE.  See SECTION 1.01(A).

         FAA. The Federal Aviation Administration or any other federal governmental agency which may hereafter perform its functions.

         FAA LICENSES. Any Licenses issued by the FAA, or assigned, to the Borrower.

         FINANCIAL STATEMENTS.  See SECTION 4.01.

         GAAP. Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, applied on a basis consistent with the application of the same in prior fiscal periods, except as otherwise required.

         GOVERNMENTAL AUTHORITY. Any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

         HAZARDOUS MATERIALS. Any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls, "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants" or words of similar import under any Environmental Law and any other chemical or other material or substance, the generation, storage, transportation, use, disposal, release or location of which is now or hereafter prohibited, limited or regulated under any Environmental Law.
         INDEBTEDNESS OR INDEBTEDNESS. As applied to any Person, (a) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including Capital Lease Obligations, but excluding Indebtedness with respect to trade obligations and other normal accruals in the ordinary course of business which are not more than one hundred eighty (180) days in arrears measured from the date of billing, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution, make well or otherwise) or otherwise to become directly or indirectly liable.

         INTEREST AND FEE EXPENSES. For any Person(s) and for any period, the aggregate amount (determined, without duplication, in accordance with GAAP) of (a) interest, fees, charges and other expenses accrued (whether or not paid) during such period (including the interest component of Capital Lease Obligations but excluding interest in respect of overdue trade payables) by such Person(s) in respect of all Indebtedness for borrowed money.

         INTEREST PERIOD. With respect to each LIBOR Loan, the period commencing on the date such Loan is made or the last day of the immediately preceding Interest Period, as to LIBOR Loans being continued as such, and ending one (1) month thereafter, provided that:

           (i) any Interest Period (other than an Interest Period determined pursuant to clause (iv) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day:

           (ii) any Interest Period relating to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iv) below, end on the last Business Day of a calendar month; and

           (iii) any Interest Period related to a LIBOR Loan that would otherwise end after the final maturity date of the Loans shall end on such final maturity date.

         INVESTMENT.  See SECTION 7.06.

         ISSUER.  See the definition of "Qualified Offering".

         LENDER.  See the PREAMBLE.

         LIBOR BASE RATE. With respect to each Interest Period pertaining to any LIBOR Loan, the rate per annum determined by the Lender to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 A.M., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlement Rates Page, the term "LIBOR Base Rate" shall mean, with respect to each Interest Period pertaining to any LIBOR Loan, the rate per annum equal to the rate at which Wachovia Bank & Trust is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the London interbank deposit market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period. As used herein, the "Telerate British Bankers Assoc. Interest Settlement Rates Page" means the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

         LIBOR LOANS. Loans bearing interest at a rate determined on the basis of the LIBOR Rate.

         LIBOR RATE. With respect to each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                 LIBOR Base Rate
                                 ---------------
                        1.00 - LIBOR Reserve Requirements

         LIBOR RESERVE REQUIREMENTS. For any date as of which a LIBOR Base Rate is determined, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System (or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

         LICENSES. A license, authorization or permit to own or operate any commercial airline granted by the FAA or any other Governmental Authority, or assigned, to the Borrower.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents and all other agreements, instruments and certificates contemplated hereby and thereby,

         LOANS.  The Advances.

         MARGIN STOCK.  See SECTION 4.11.

         MATERIAL ADVERSE EFFECT. Any circumstance or event which, individually or in the aggregate with other such circumstances or events, (a) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or the other Loan Documents in any material respect, (b) has had or, (with respect to litigation or similar proceedings only) could reasonably be expected to have, an adverse effect on the financial condition of the Borrower in any material respect, other than any event or circumstances which are generally applicable to general economic conditions, or (c) has impaired the ability of the Borrower to fulfill its respective obligations under this Agreement, the Notes or any other applicable Loan Document.

         NET SALE PROCEEDS. With respect to any Disposition, the aggregate amount of all cash payments received by the Borrower, directly or indirectly, in connection with such Disposition, whether at the time thereof or after such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, MINUS the aggregate amount of any reasonable and customary legal, accounting, regulatory, title and recording tax expenses, transfer taxes, commissions and other fees and expenses paid at any time by the Borrower in connection with such disposition, and MINUS any cash income taxes payable by the Borrower, in connection with such Disposition.

         NOTES.  See SECTION 1.01(d)

         OBLIGATIONS. The Loans and the other obligations of the Borrower under this Agreement and the other Loan Documents, including without limitation any and all future loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, evidenced by any note, mortgage or other instrument, whether arising by reason of an extension of credit, loan, guarantee, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" also includes, without limitation, all interest, charges, expenses, fees (including attorneys' accountants', appraisers', consultants' and other fees) and any other sums chargeable to the Borrower under this Agreement or any other Loan Documents.

         PENDING AND PARTIES.  See SECTION 14.05(a).

         PERMITTED INVESTMENTS. (a) Investments in property to be used by the Borrower in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business;
         (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof; (d) investments of (of 90 days or less) in certificates of deposit of any domestic commercial bank of recognized standing having capital, surplus and undivided profits in excess of $100,000,000, membership in the Federal Deposit Insurance Corporation ("FDIC") and senior debt rated carrying one of the two highest ratings of Standard & Poor's Ratings Service, A Division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (an "Approved Institution"); (e) investments (of 90 days or less) in commercial paper given one of the two highest ratings by Standard and Poor's Ratings Service, A Division of McGraw Hill, Inc., or by Moody's Investors Service, Inc.; (f) investments redeemable at any time without penalty in money market instruments placed through Approved Institutions; (g) repurchase agreements fully collateralized by United States government securities; (h) deposits fully insured by the FDIC; and (i) short-term relocation and other personal loans to employees and advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Borrower, provided that the aggregate outstanding amount of all such loans and advances shall not exceed $200,000 in the aggregate at any time.

         PERSON OR PERSON. Any individual, corporation, partnership, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

         PREPAYMENT NOTICE.  See SECTION 1.06.

         PUBLIC OFFERING ISSUANCE. As to any Person, any issuance to the public of equity interests in such Person pursuant to a Registration Statement under the Securities Act of 1933, as amended.

         REGULATION D. Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         REGULATORY CHANGE. With respect to any Lender, any change after the Closing Date in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the Closing Date (or, if later, the date as of which such Person became a Lender) of any interpretation, directive or request, applying to such Lender under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.

         REMEDIAL WORK. All activities required under any Environmental Law, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken, arising out of or in connection with Hazardous Materials, including without limitation all activities included within the meaning of the terms "removal," "remedial action" or "response," as defined in 42 U.S.C. Section 9601(23), (24) and (25).

         REQUEST FOR ADVANCES.  See SECTION 1.04.

         REVOLVER.  See SECTION 1.01.

         ROUTINE COSTS.  See SECTION 14.02.

         SECURITY AGREEMENT. The Security Agreement dated as of or after the Closing Date between the Borrower and the Lender, as amended from time to time in accordance with their respective terms.

         SECURITY DOCUMENT(S).  See SECTION 2.01.

         SOLVENT and SOLVENCY. With respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person of its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

         SUBSIDIARY. (a) Any corporation, association, joint stock company, business trust or other similar organization of which more than 50% of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower; (b) any other such organization the management of which is directly or indirectly controlled by a Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or (c) any joint venture, association, partnership or other entity in which the Borrower has a 50% equity interest. As of the date hereof the Borrower has no Subsidiaries.

         TAXES.  See SECTION 1.09.

         THIRD PARTIES.  See SECTION 14.02.

         TRANSACTION COSTS. For any period, nonrecurring out-of-pocket expenses (including attorneys' fees, investment banking fees and facility fees) accrued by the Borrower to Persons who are not Affiliates of the Borrower, during such period in connection with the closing of the transactions under this Agreement and any other transactions occurring after the Closing Date which are consented to by the Lender.

         TRANSACTION DOCUMENTS.  See SECTION 4.03.


XII.     ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; ACTIONS BY THE LENDER.

         (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of the Notes or any other Loan Document, nor consent to the departure by the Borrower or any other Person therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

         (b) Any amendment or waiver effected in accordance with this ARTICLE XII shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and the Borrower. The Lender's failure to insist (directly or through the Lender) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by the Lender of any such term, condition or other provision or default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term condition or other provision or of any such default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent default or Event of Default in connection therewith.

XIII.    BENEFIT OF AGREEMENT; ASSIGNMENTS.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the and Lender and their respective successors and assigns, and all subsequent holders of any of the Notes or any portion hereof. The Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part. The Borrower may not assign any of its rights or delegate any of its duties or obligations hereunder.

XIV.     MISCELLANEOUS

         SECTION 14.01. SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by the Lender of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or the Lender has any obligation to advance funds to the Borrower hereunder.

         SECTION 14.02. FEES AND EXPENSES; INDEMNITY; ETC. The Borrower agrees
(a) to pay or reimburse the Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, excluding ordinary and customary costs and expenses of the Lender, in its administration of the Loan ("Routine Costs") but including without limitation the reasonable fees and disbursements of (i) counsel to the Lender and (ii) such agents of the Lender not regularly in its employ, accountants, other auditing services, consultants and appraisers engaged by or on behalf of the Lender or by the Borrower at the request of the Lender (collectively, "Third Parties"); (b) to pay or reimburse the Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to the Lender and (ii) Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse the Lender for the reasonable fees and disbursements of counsel engaged for the preservation or enforcement of such Lender's rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold the Lender harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any other Loan Documents, excluding Routine Costs; and (e) to pay, indemnify, and hold the Lender (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, any Loan Document (other than Routine Costs) or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of the Borrower or any other party other than the Lender to any Loan Document (all the foregoing in this clause (e3), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Lender with respect to (i) indemnified liabilities arising from the gross negligence or willful misconduct of the Lender of (ii) the expenses of counsel and other advisors to the Lender incurred in connection with the execution, delivery, performance or administration of the Loan Documents or the Loans, as the case may be, other than as and to the extent required under clauses (a) through (d) above. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

         SECTION 14.03.  NOTICES.

         (a) All notices, requests, demands and other communications provided for hereunder (including without limitation Requests for Advances) shall be in writing (including telecopied communication) and mailed or telecopied or delivered to the applicable party at the addresses indicated below.

If to the Lender:

         Reedy Creek Investments, LLC
         P.O. Box 3557
         Cary, NC 27519
         Attn: Greyson Quarles
         Telecopy No: 919-677-8506

         If to the Borrower:

         Midway Airlines Corporation
         2801 Slater Road
         Morrisville, NC 27560
         Attn: Jonathan S. Waller, Esq.
         Telecopy No: 919-595-1705

or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt by the party to whom such notice is directed.

         SECTION 14.04. GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 14.05.  CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

         (a) THE BORROWER AND THE LENDER (HEREINAFTER, THE "PARTIES"), TO THE EXTENT THAT EACH MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, AND EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS; IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH PARTY AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT SUCH PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OR ANY COURT OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         (b) WAIVER OF JURY TRIAL. EACH PARTY HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH.

         SECTION 14.06. SEVERABILITY. Any provision of this Agreement, the Notes or any of the Security Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 14.07. SECTION HEADINGS, ETC. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         SECTION 14.08. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same Agreement.

         SECTION 14.09. KNOWLEDGE AND DISCOVERY. All references in this Agreement to "knowledge" of, or "discovery" by, the Borrower shall be deemed to include, without limitation, any such actual knowledge of, or discovery by, any executive officer or the chief financial officer of the Borrower.

         SECTION 14.10. AMENDMENT OF OTHER AGREEMENTS. All references in this Agreement to other documents and agreements to which the Lender is not parties (including without limitation the Project Documents) shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under SECTION 7.09, not as hereafter amended or modified unless the Lender shall have expressly consented in writing to such amendment(s) or modification(s).

         SECTION 14.11. FAA APPROVALS. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way the Borrower's obligations under SECTION 2.01, the Lender's rights hereunder and under the Security Documents are subject to all applicable rules and regulations of the FAA. The Lender will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer control of any FAA License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including the written rules and regulations promulgated by the FAA), the prior approval of the FAA, without first obtaining such approval. The Borrower agrees to take any action which the Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to the Lender by this Agreement and the Security Documents, including specifically, at the cost and expense of the Borrower, the use of its best efforts to assist in obtaining approval of the FAA for any action or transaction contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the FAA the assignor's, transferor's or controlling person's portion of any application or applications for consent to (i) the assignment of any FAA License or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of the Lender or (iii) any assumption by the Lender or the designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.

         SECTION 14.12. DISCLAIMER OF RELIANCE. The Borrower has not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. The Borrower acknowledges and agrees that none of the officers of the Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither the Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.

         SECTION 14.13. ENVIRONMENTAL INDEMNIFICATION. Without limiting the generality of SECTION 14.02, in consideration of the execution and delivery of this Agreement by the Lender and the making of the Loans, the Borrower hereby indemnifies, exonerates and holds the Lender and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonably attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of:

         (a) any investigation, litigation or proceeding, including, without limitation, the assertion or any lien, related to any environmental cleanup, compliance action or release by the Borrower of any Hazardous Material or any other matter affecting any of the Properties and relating to the protection of the environment; or

         (b) the presence on or under, or the actual or threatened discharge or release from, any Property of any Hazardous Material whether or not such Hazardous Material originates or emanates from such Property or is present or threatening to affect such Property.

         (c) personal injury, death or property damage arising under any statutory or common law tort theory of liability, including without limitation the maintenance of a nuisance; or

         (d) any other environmental condition arising at or affecting any of the Properties which is limited, prohibited or otherwise regulated by a federal, state or local agency charged with the enforcement of Environmental Laws.

The foregoing indemnification shall not apply to any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reasons of the relevant indemnified Party's negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitment has been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, the Lender and the Borrower have caused this Agreement to be duly executed by their duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

                                    BORROWER:
                                    ---------


                                    MIDWAY AIRLINES CORPORATION


                                    By /s/ J. S. Waller
                                       ----------------------
                                       Jonathan S. Waller
                                       Senior Vice President
                                       General Counsel


                                    LENDER:
                                    -------

                                    REEDY CREEK INVESTMENTS, LLC



                                    By /s/ J. H. Goodnight
                                       ----------------------
                                       James H. Goodnight
                                       Member

                                                                SCHEDULE 1.01(D)


                              REVOLVING CREDIT NOTE


$30,000,000.00                                                  March ____, 2000


         FOR VALUE RECEIVED, the undersigned, MIDWAY AIRLINES CORPORATION (the Maker"), hereby promises to pay to the order of Reedy Creek Investments, LLC, having an address at P.O. Box 3557, Cary, NC 27519 (the "Lender"), the principal sum of Thirty Million Dollars ($30,000,000.00) or, if less, the aggregate unpaid principal amount of Loans hereunder made by the Lender to the Maker pursuant to that certain Credit Agreement dated as of March 31, 2000, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the "Credit Agreement"), by and among the Maker and the Lender, together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

         The aggregate principal amount outstanding hereunder shall be payable as provided in the Credit Agreement. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement without penalty or premium (other than certain indemnification payments under SECTION 1.10 of the Credit Agreement). This Note is also subject to mandatory prepayment in certain circumstances as provided in the Credit Agreement.

         All principal and interest hereunder are payable in lawful money of the United States of America to the Lender at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the date on which such payment shall become due.

         The Maker, for itself and its legal representatives, successors and assigns, to the extent it may lawfully do so, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Maker; provided that such modifications do not increase the obligations hereunder.

         This Note is one of the "Notes" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of ARTICLE XII of the Credit Agreement, entitle the Lender to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.

         All agreements between or among the Maker and the Lender are hereby expressly limited so that in no continency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Maker and the Lender.

         This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any of the Maker or any party (other than the Lender) to any instrument or agreement securing this Note.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal by its duly authorized representative as of the date first above written.


                                                     MIDWAY AIRLINES CORPORATION



                                                     By:
                                                        ------------------------
                                                        Its:
                                                            --------------------

                                                                SCHEDULE 1.04(A)


                              REQUEST FOR ADVANCES


Reedy Creek Investments, LLC
P.O. Box 3557
Cary, NC 27519


                         Re: Request for Advances under Credit Agreement dated
                             as of March 31, 2000 (the "Credit Agreement")

Ladies and Gentlemen:

         This letter shall serve as the Borrowing Notice with respect to the Advances to be made by the Lender in the principal amount of $_________________, which Loans shall be LIBOR Loans with an Interest Period commencing _____________ and ending _________. The Borrowing Date of the Advances should be
_______________________. Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.

         The undersigned hereby certifies as follows:

         1. The representations and warranties contained in the Credit Agreement are or will be, true and correct in all material respects as of the Borrowing Date with the same effect as if made at and as of such time, except as may have been disclosed to the Lender by the Borrower and to which the Lender has consented and to the extent that (a) such representations and warranties expressly relate to an earlier specified date or (b) the facts upon which such representations and warranties are based may in the ordinary course be changed by transactions or events permitted or not prohibited under the Credit Agreement.

         2. After giving effect to such Advances (both as of the Borrowing Date and, on a pro forma basis, the last day of the most recent fiscal quarter or which financial statements have been delivered or are required to be delivered to the Lender), no Default has occurred and is continuing.

         3. No event has occurred, and no circumstance exists, which individually or in the aggregate with other such circumstances or events, has had, or could reasonably be expected to have, a Material Adverse Effect.

                                                     Very truly yours,

                                                     MIDWAY AIRLINES CORPORATION



                                                     By:
                                                        ------------------------
                                                        Its:
                                                            --------------------

                                                                   Schedule 6.05



                           MIDWAY AIRLINES CORPORATION

                                COMPLIANCE REPORT



         The undersigned _________________________, ____________________________
of Midway Airlines Corporation (the "Borrower"), HEREBY CERTIFIES that:

         This Report is furnished pursuant to SECTION 6.05(A)(IV) of the Credit Agreement dated as of January ____, 1997 by and between the Borrower and the Lender party thereto, as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings assigned to them in the Credit Agreement.

         As required by SECTION 6.05 of the Credit Agreement, the financial statements of the Borrower for the [year/quarter] ended _______________________, _______ (the "Financial Statements"), prepared in accordance with generally accepted accounting principles, consistently applied, accompany this Report. The Financial Statements present fairly the financial position of the Borrower as at the date thereof and its results of operations for the period covered thereby [(subject only to normal recurring year-end adjustments)].

         The activities of the Borrower during the periods covered by such Financial Statements have been reviewed by the undersigned, as [__________________] of the Borrower, or by employees or agents under my immediate supervision. Based on such review, to the best knowledge and belief of the undersigned, and as of the date of this Report, no Default has occurred.

         WITNESS my hand this _____ day of _____________________, __________.


                                                     MIDWAY AIRLINES CORPORATION



                                                     By:
                                                        ------------------------

                                                           ,--------------------

                                Schedule 7.01(d)

                             Permitted Indebtedness

1.   Indebtedness relating to the purchase price of or secured by up to eight
     (8) Canadair Regional Jet Aircraft in the aggregate principal amount of up to *.

2.   Indebtedness relating to the purchase price of or secured by up to fifteen
     (15) Boeing 737-700 aircraft in the aggregate principal amount of up to *.

3. Indebtedness relating to the purchase price of or secured by up to four (4) CF34-3B1 engines in the aggregate principal amount of up to *.

4. Indebtedness relating to the financing of or secured by certain Regional Jet aircraft parts in the aggregate principal amount of up to *.

5. Indebtedness relating to the purchase price of or secured by up to four CFM56-7B20 aircraft engines in the aggregate principal amount of up to *.

6. Indebtedness relating to the design, development and construction of an aircraft hangar in the aggregate principal amount of up to *.

7. Indebtedness relating to the payment of pre-delivery deposit obligations owed to The Boeing Company in the aggregate principal amount of up to *.

*Confidential treatment requested for omitted information. Omitted information has been filed separately with the Commission.